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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated April 14, 1999, accompanying the consolidated financial statements and schedule of IntraNet Solutions, Inc. and subsidiaries included in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                              GRANT THORNTON LLP
Minneapolis, Minnesota
April 29, 1999